                                                                     Exhibit 3.9

Secretary of State                                   Charter  773588
                                                     Approved by /s/ Illegible
                                  H0197-1546         Date   __________
C-107                                                Fee $ 35.00

                            CERTIFICATE OF AMENDMENT

                               BY Shareholders OF

                            Music Acquisition, Inc.
                             (Name of Corporation)

                                               ( ) Chairman of the Board
Carl J. Tippit                        , who is (X) President        (check one),
                                               ( ) Vice President

and Illegible                         , who is (_) Secretary        (check one)
                                               ( ) Assistant Secretary
of the above named Ohio corporation for profit with its principal location at
Cleveland                       , Ohio do hereby certify that: (check the
          ----------------------
appropriate box and complete the appropriate statements)

     [X] at a meeting of the Shareholders called and held on the 30th day of May, 1991, at which meeting a all of the shareholders were present and all voted in favor of the name amendment.

     [ ] in a writing signed by all of the Shareholders pursuant to Section 1701.54 of the Revised Code,

the following resolution was adopted

Resolved: That the First Article of the Articles of Incorporation of this Corporation be amended to read as follows:

          "The name of this Corporation is "Ohio Sound & Music, Inc."

     IN WITNESS WHEREOF, the above named officers acting for and on behalf of the corporation, have hereunto subscribed their names this 30th day of May, 1991.


                                      BY /s/ Illegible
                                         ---------------------------------------
                                         (President)


                                      BY /s/ Illegible
                                         ---------------------------------------
                                          (Secretary)

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

          Prescribed by
[GRAPHIC] BOB TAFT, Secretary of State  05443-1434     Charter No. 773588
          30 East Broad Street, 14th Floor             Approved CR
          Columbus, Ohio 43266-0418                    Date  2-26-96
          Form SH-AMD (January 1991)                   Fee 3810.00

                                                       _________________________

                            CERTIFICATE OF AMENDMENT
               by Shareholders to the Articles of Incorporation of

                            OHIO SOUND & MUSIC, INC.
                              (Name of Corporation)

Carl J. Tippit, who is:

[ ] Chairman of the Board   [X] President  [ ] Vice President (check one)

and

Neil McGioniss, who is: [X] Secretary [ ] Assistant Secretary (Check one) of the above named Ohio corporation for profit do hereby certify that: (check the appropriate box and complete the appropriate statements)

[ ]  a meeting of the shareholders was duly called for the purpose of
     adopting this amendment and held on                , 19    . at which
                                          --------------    ----
     meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to
     exercise       % of the voting power of the corporation.
              ------

[X] In a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

          Resolved: That the Fourth Article of the Articles of Incorporation of this Corporation be amended to read as follows: "The maximum number of which the Corporation is authorized to have outstanding is Five Hundred Thousand (500,000) shares, all of which shall be common shares, without par value.

                                                                   RECEIVED
                                                                  FEB 28 1998
                                                              SECRETARY OF STATE

     IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have hereto subscribed their names this 23 day of February, 1996.


                                      By /s/ Illegible
                                         ---------------------------------------
                                         (President)


                                      By /s/ Illegible
                                         ---------------------------------------
                                         (Secretary)

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

          Prescribed by
[GRAPHIC] BOB TAFT, Secretary of State                 Charter No. 773588
          30 East Broad Street, 14th Floor             Approved EJS
          Columbus, Ohio 43266-0418     06126-0913     Date  11-12-97
                                                       Fee $ 35

                                                          97111251101

                            CERTIFICATE OF AMENDMENT
               BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF

                            Ohio Sound & Music, Inc.
                              (Name of Corporation)

Carl J. Tippit, who is:

[ ] Chairman of the Board [X] President [ ] Vice President (Please check one.)

and Neil McGinness, who is:

[X] Secretary  [ ] Assistant Secretary (Please Check one.)

of the above named Ohio corporation organized for profit does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

[X] a meeting of the shareholders was duly called for the purpose of adopting, this amendment and held on August 19, 1997 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders, of shares entitling them to exercise 100% of the voting power of the corporation.

[ ] In a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

     See Attached

                                                              RECEIVED
                                                             NOV 12 1997

                                                               FOB TAFT
                                                          SECRETARY OF STATE

     IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 10th day of September, 1997.

By /s/ Illegible                           By /s/ Illegible
   -------------------------------------      ----------------------------------
   (Chairman, President, Vice President)      (Secretary, Assistant Secretary)

NOTE: OHIO LAW DOES NOT PERMIT ONE OFFICER TO SIGN IN TWO CAPACITIES. TWO SEPARATE SIGNATURES ARE REQUIRED, EVEN IF THIS NECESSITATES THE ELECTION OF A SECOND OFFICER BEFORE THE FILING CAN BE MADE.

ISD FORM SHARE

                                                                      06126-0914

                                   ARTICLE I

          The name of the Corporation shall be BUSINESS SOUND, INC.